EXHIBIT 10.96

Credit Line Contract

Party A：MFLEX Suzhou Co., Ltd.

Principal office address：68 Nanhu Road, Dongwu Industrial Park, Suzhou

Postal code: 215128	Legal representative: Lance Jin
Fax：	Telephone: 0512-65130088

Party B: China Construction Bank Suzhou Industry Park Sub-Branch

Principal office address: No. 158 Wang Dun Road, Suzhou Industry Park

Postal code：215021	Principal: WEI XIN
Fax：0512-62781092	Telephone: 0512-65130088

Pursuant to the relevant laws and after adequate consultation, Party A and Party B reached and agreed to be bound by the following terms and conditions:

Article 1 Amount of Credit Line

Party B hereby provides Party A with a credit line of no more than (in words) RMB Three Hundred Million Yuan Only which can be used for loans in both RMB and any foreign currency, issuance of letters of guarantee, discount and other services with which Party B agrees to Provide Party A.

Article 2 Term of Credit Line

The term of the credit line hereunder shall commence on May 6, 2016 and end on May 5, 2017 and the date of expiration of any specific transaction under the credit line is not restricted by fact that such term expires. Upon the expiration of the term, the credit that has not been used will be automatically terminated.

Article 3 Use of Credit Line

The execution of this Contract does not constitute a mandatory obligation of Party B to provide the said banking services to Party A. If Party A needs to use the credit line hereunder, Party A shall submit an application therefor within the line on a case-by-case basis. Party B has the right to review the application based on the operation and purpose of Party A to use the funds. If Party B approves the application, the two parties shall sign a separate transaction contract. The dates for commencement and end, amount, interest and interest rate of each single transaction shall be subject to the corresponding transaction contract and vouchers.

Article 4 Guarantee Method

In relation to any debt owed by Party A to Party B due to this Contract and any separate agreement, the parties hereto agree with the following method for guarantee:

Credit

Article 5 This Contract shall take effect as of its signature or chop by the legal/authorized representative (person in charge) of Party A and by the person in charge or authorized representative of Party B.

Party A (seal): [MFLEX Suzhou Co., Ltd. seal]	Party B (seal): [China Construction Bank Suzhou Industry Park Sub-Branch seal]
Legal representative (signature): /s/ Lance Jin	Person in charge (signature): /s/ Wei Xin
Date: May 4, 2016

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